UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 2, 2024

THE REAL GOOD FOOD COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41025	87-1280343
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3 Executive Campus, Suite 155

Cherry Hill, NJ 08002

(Address of Principal Executive Offices; Zip Code)

(856) 644-5624

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Class A common stock $0.0001 par value per share	RGF	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01. Other Events

As previously disclosed by The Real Good Food Company, Inc. (the “Company”), the Company received notifications from The Nasdaq Stock Market LLC (“Nasdaq”) informing the Company that Nasdaq has initiated a process that could result in the delisting of the Company’s securities from Nasdaq due to the Company’s failure to comply with the following Nasdaq listing rules: (i) Listing Rule 5250(c)(1) (the “Timely Filings Rule”), which requires listed companies to file in a timely manner all required periodic financial reports with the Securities and Exchange Commission (the “SEC”); (ii) Listing Rule 5450(a)(1) (the “Minimum Bid Price Rule”), which requires listed companies to maintain a minimum bid price of $1.00 per share, based upon the closing bid price of their common stock for 30 consecutive business days; and (iii) Listing Rule 5450(b)(3)(C) (“MVPHS Rule”), which requires listed companies to maintain a minimum market value of their publicly held shares of $15.0 million for 30 consecutive business days.

In the connection with the Nasdaq listing violations mentioned above, the Company requested a hearing before the Nasdaq Hearings Panel (the “Panel”), which was subsequently granted and took place in November 2024. At the hearing, the Company presented its plan to regain compliance with the above listing rules. Subsequent to the hearing, on December 2, 2024, the Panel issued a decision granting the Company’s request for continued listing. Based on the information the Company’s management presented at the hearing, the Panel decided to grant the Company’s request for an exception to cure all of its listing deficiencies by March 28, 2025 (the “Cure Period”), conditioned to a timeline provided by the Company at the time of the hearing. As part of the terms of this exception, Nasdaq is requiring that the Company achieve specific interim milestones during the Cure Period. In the event the Company fails to meet the timeline and/or misses a particular milestone within the Cure Period, the Panel will delist the Company.

The Company is diligently working to remedy the Nasdaq listing deficiencies within the Cure Period; however, there can be no assurance that the Company will be able to do so, or that the Panel will not reinitiate the delisting process.

Cautionary Statement Concerning Forward-Looking Statements

This current report on Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which statements are subject to considerable risks and uncertainties. Forward-looking statements include, without limitation, statements regarding the Company’s efforts and intentions to meet the milestone dates to regain compliance with the Timely Filings Rule, Minimum Bid Price Rule and MVPHS Rule. The Company has attempted to identify forward-looking statements by using words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” or “would,” and similar expressions or the negative of these expressions. Forward-looking statements represent management’s current expectations and predictions and are based on information available as of the time such statements are made. Although the Company does not make forward-looking statements unless it believes it has a reasonable basis for doing so, it cannot guarantee their accuracy or completeness. Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause its actual results or events assumed or implied by the forward-looking statements. Some of the risks and uncertainties that may cause its actual results to materially differ from those expressed or implied by these forward-looking statements, including the risk of further delays in the filing of the Company’s late periodic reports and restated financial statements in amendments to prior periodic reports, the failure to receive at the Company’s special meeting of stockholders scheduled for December 2024 approval enabling a reverse stock split, the discovery of additional information regarding the errors identified in the Company’s previously issued consolidated financial statements, the scope of the anticipated restatement of previously issued financial statements as a result of the errors, the remediation by management and the Company’s independent registered public accounting firm of the identified material weaknesses in internal control over financial reporting, additional decisions by the Panel (including after any appeals to the Nasdaq Listing and Hearing Review Council, who may review the Panel’s decisions on its own motion or by the Company’s motion), such as to reconsider the extension (pursuant to its reserved right based on any factor that would, in the Panel’s opinion, make continued listing of the Company’s securities on Nasdaq inadvisable or unwarranted), grant additional extensions, or delist the Company, the Company’s ability to meet additional continued listing standards, and other risk factors described in the section entitled “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2022 and other documents filed with or furnished to the SEC by the Company from time to time. These forward-looking statements speak only as of the date of this report. Except as required by law, the Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect the impact of events or circumstances that may arise after the date of this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE REAL GOOD FOOD COMPANY, INC.

Date: December 5, 2024	By:	/s/ Jim Behling
Jim Behling
Chief Financial Officer